Exhibit 3.132

Form 409 (revised 9/03) Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $100	Articles of Amendment Pursuant to Article 3.06, Texas Limited Liability Company Act	This space reserved for office use. FILED in the Office of the Secretary of State of Texas JUN 13 2005 Corporations Section

Article 1 —Name

The name of the limited liability company is as set forth below:

Wheeler Healthcare Associates, L.L.C.

State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.

The filing number issued to the company by the secretary of state is: 701251122

Article 2—Amended Name

(If the purpose of the articles of amendment is to change the name of the company, then use the following statement)

The amendment changes the articles of organization to change the article that names the limited liability company. The article in the Articles of Organization is amended to read as follows:

The name of the limited liability company is (state the new name of the company below)

The name of the entity must contain an organizational ending or accepted abbreviation of such term. The name must be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 3 —Amendment to Registered Agent/Registered Office

The amendment changes the articles of organization to change the article stating the registered agent and the registered office address of the company. The article is amended to read as follows:

Registered Agent of the Limited Liability Company
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be company named above) by the name of:

OR
☐ B. The registered agent is an individual resident of the state whose name is set forth below.

First Name	MI	Last Name	Suffix

Registered Office of the Limited Liability Company (Cannot be a P.O. Box.)

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code
TX

Article 4 — Other Altered, Added, or Deleted Provisions

Other changes or additions to the articles of organization may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area [The attached addendum, if any, is incorporated herein by reference.]

Article Five of the Articles of Organization is amended so as to read in its entirety as follows:
The limited liability company shall not have any manager. The name and address of the member is:
Aviv Financing I, L.L.C.
2 North LaSalle Street, Suite 725, Chicago, IL 60602.

Article 5—Date of Adoption

The date of the approval of the amendment(s) is June 13, 2005

Article 6—Statement of Approval (cheek either A, B, or C)

☐ A. The company has no members, has not received any capital, and has not commenced business. In accordance with Section G of Article 2.23 of the Act, the amendments to the articles of organization were approved by a majority of the initial managers named in the articles of organization. All initial managers approving the amendment have signed the articles of amendment.

☐ B. The company is member-managed, has not received any capital and has not otherwise commenced business. In accordance with Section G of Article 2.23 of the Act, the amendments to the articles of organization were approved by a majority of the initial members named in the articles of organization. All initial members approving the amendment have signed the articles of amendment.

☑ C. The amendments were approved by all members of the limited liability company in accordance with Section H of Article 2.23 of the Act or as otherwise provided in the articles of organization or the regulations of the company.

Effective Date of Filing

A. ☑ This document will become effective when the document is filed by the secretary of state.
OR

B. ☐ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

/s/ Zev Karkomi /s/ Craig M. Bernfield
Aviv Financing I, L.L.C., its sole member
Signature(s) of Authorized Manager(s)/Member(s)	Date 6-13-05

SIGNATURE BLOCK
TO
ARTICLES OF AMENDMENT

WHEELER HEALTHCARE ASSOCIATES, L.L.C.

By:	Aviv Financing I, L.L.C.,
its sole member,

	By:	Aviv Healthcare Properties Operating Partnership I,
L.P., its sole member,

		By:	Aviv Healthcare Properties Limited Partnership,
its general partner,

			By:	Aviv Healthcare, L.L.C.,
its general partner

			By:	/s/ Zev Karkomi
Zev Karkomi, its manager

			By:	/s/ Craig M. Bernfield
Craig M. Bernfield, its manager